UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 4, 2016

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 4, 2016, pursuant to an Agreement and Plan of Merger, dated as of September 2, 2016 (the “Merger Agreement”), by and among Cepheid, a California corporation (“Cepheid”), Danaher Corporation, a Delaware corporation (“Danaher”), and Copper Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of Danaher (“Merger Sub”), Merger Sub was merged with and into Cepheid (the “Merger”), with Cepheid continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), Cepheid became a wholly-owned subsidiary of Danaher.

Pursuant to the Merger Agreement, at the Effective Time, each share of Cepheid common stock, no par value per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $53.00 in cash, without interest (the “Merger Consideration”), other than shares of Common Stock held by Cepheid or any of its subsidiaries or Merger Sub, Parent or any of its subsidiaries, which shares were cancelled without payment.

At the Effective Time, each Cepheid stock option that had an exercise price that is less than the Merger Consideration (other than any portion of such option that was scheduled to vest in the ordinary course on or after January 1, 2018, that had an exercise price that is less than the Merger Consideration and that is not held by a non-employee director (each such portion, a “Rollover Option”)), that was outstanding at the Effective Time, whether vested or unvested at such time, was cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Common Stock subject to such option and (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such option. All Cepheid stock options (including Rollover Options) that had an exercise price that equaled or exceeded the Merger Consideration were cancelled and ceased to exist without the holder receiving any payment therefor.

Each Rollover Option that was outstanding at the Effective Time has been assumed by Danaher and was converted into and became an option to acquire shares of Danaher common stock, on the same terms and conditions as were applicable under the Rollover Option immediately prior to the Effective Time, as follows:

(i)    the number of shares of Danaher common stock issuable upon exercise of each Rollover Option is equal to the number of shares of Common Stock that were subject to such Rollover Option multiplied by an exchange ratio determined by dividing (a) the Merger Consideration by (b) the volume-weighted average of the trading prices of the shares of Danaher common stock on the New York Stock Exchange (as reported in The Wall Street Journal) for the ten trading days ending with, and including, November 4, 2016 (“Exchange Ratio”) and rounding the resulting number of shares down to the nearest whole number of shares of Danaher common stock; and

(ii)    the per share exercise price for the Danaher common stock issuable upon exercise of each Rollover Option is the applicable per share exercise price of such Rollover Option divided by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

Notwithstanding the foregoing, any Cepheid stock option held by a non-employee director of Cepheid that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled in exchange for an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such option and (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such option. Any Cepheid stock options held by non-employee directors of Cepheid that had an exercise price that equaled or exceeded the Merger Consideration were cancelled and ceased to exist without the holder receiving any payment therefor.

Each Cepheid restricted stock unit (“RSU”), except (x) performance restricted stock units and (y) the portion of a restricted stock unit that vested solely on a time basis and that was scheduled to vest in the ordinary course on or after January 1, 2018 (such portion, a “Rollover RSU”), that was unexpired, unsettled and outstanding at the Effective Time was cancelled and automatically converted into the right to receive an amount of cash (without interest and subject to any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Common Stock subject to such RSU and (ii) the Merger Consideration.

Each Rollover RSU that was unexpired, unsettled and outstanding at the Effective Time was assumed by Danaher and was converted into a restricted stock unit evidencing the right to receive, on the same terms and conditions as were applicable under the Rollover RSU immediately prior to the Effective Time, a number of shares of Danaher common stock equal to the number of shares of Common Stock that were subject to such Rollover RSU multiplied by the Exchange Ratio and rounding the resulting number of shares down to the nearest whole number of shares of Danaher common stock.

Notwithstanding the foregoing, each RSU held by a non-employee director of Cepheid that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration for each share of Common Stock subject to such RSU.

Each Cepheid performance restricted stock unit (“PRSU”) that was unexpired, unsettled and outstanding at the Effective Time was cancelled and automatically converted into the right to receive an amount of cash (without interest and subject to any applicable withholding taxes) equal to the product of (i) the target number of shares of Common Stock subject to such PRSU and (ii) the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Cepheid’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 6, 2016, and which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 4, 2016, in connection with the Merger, Cepheid entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (“Wells Fargo”). Pursuant to the First Supplemental Indenture, Cepheid’s 1.25% Convertible Senior Notes due 2021 (the “Notes”), issued pursuant to an Indenture, dated as of February 10, 2014 (the “Original Indenture,” as supplemented by the First Supplemental Indenture, the “Indenture”), between Cepheid and Wells Fargo, shall be convertible into an amount equal to the product of the Merger Consideration and the number of shares of Common Stock such Holder would have received in accordance with the terms of the Indenture.

The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each, as defined in the Indenture). The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is November 4, 2016, the date of the consummation of the Merger. As a result of the Fundamental Change, each Holder (as defined in the Indenture) shall have the right to require Cepheid to repurchase its Notes or submit them for conversion and settlement as described below. In addition, as a result of the Make-Whole Fundamental Change, a Holder who provides Wells Fargo Bank, National Association, as conversion agent, with a notice of conversion from, and including, the effective date of the Merger up to, and including, the business day immediately prior to the Fundamental Change Repurchase Date (as defined below), will be deemed to have converted such Notes in connection with the Make-Whole Fundamental Change and will be entitled to convert such Notes at an increased conversion rate as described below. As of November 4, 2016, Notes in an aggregate principal amount of $345,000,000 were outstanding.

Each Holder has the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require Cepheid to repurchase for cash all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on December 7, 2016 (the “Fundamental Change Repurchase Date”), in accordance with and subject to the satisfaction by such Holder of the requirements set forth in the Indenture, at a repurchase price equal to 100% of the principal amount of such Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Right will expire at 11:59 p.m., New York City time, on December 6, 2016 unless otherwise extended.

The right of Holders to convert their Notes is separate from the Fundamental Change Repurchase Right. Upon conversion of any of the Notes, Cepheid will deliver to Holders in respect of each $1,000 principal amount of the Notes tendered for conversion a settlement amount determined in accordance with the terms of the Indenture. The conversion rate for the Notes is 15.3616 shares of Common Stock per $1,000 in principal amount, subject to adjustment pursuant to the terms of the Indenture. Because the consummation of the Merger constitutes a Make-Whole Fundamental Change, the conversion rate for the Notes surrendered for conversion in connection with the Make-Whole Fundamental Change will be increased in accordance with Section 14.03 of the Indenture. Because the Merger has been consummated and pursuant to the First Supplemental Indenture, the number of shares of Common Stock that would otherwise have been deliverable upon conversion of the Notes will instead be deliverable in the form of a cash settlement amount equal to the product of the Merger Consideration and the number of shares of Common Stock such Holder would have received in accordance with the terms of the Indenture.

On February 4, 2014 and February 5, 2014 Cepheid purchased capped call options on Common Stock from Goldman, Sachs & Co., Jefferies LLC (which subsequently assigned its capped calls to Jefferies International Limited) and Morgan Stanley & Co. International plc (such options, the “Capped Calls”). The Capped Calls were entered into to reduce potential dilution with respect to the Common Stock and/or offset any potential cash payments that Cepheid would be required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes. In connection with the consummation of the Merger, Cepheid terminated the Capped Calls purchased from Goldman, Sachs & Co. and Morgan Stanley & Co. International plc in exchange for receipt of cash consideration agreed with each such party.

The foregoing description of the Original Indenture and the First Supplemental Indenture is not complete and is qualified in its entirety by reference to the Original Indenture, filed as Exhibit 4.01 to the Current Report on Form 8-K filed by Cepheid on February 10, 2014, and the First Supplemental Indenture, attached as Exhibit 4.2 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on November 4, 2016, Cepheid notified The NASDAQ Stock Market (“NASDAQ”) that each share of Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration and requested that NASDAQ file with the SEC an application on Form 25 to delist the Common Stock. As such, the Common Stock, which traded under the symbol “CPHD,” ceased trading on NASDAQ as of November 4, 2016. Additionally, Cepheid intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and that the reporting obligations of Cepheid with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 2.04, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

On November 4, 2016, pursuant to the Merger Agreement, an agreement of merger was duly filed with the Secretary of State of the State of California, at which time Merger Sub merged with and into Cepheid with Cepheid as the surviving corporation. As a result of the Merger, Cepheid became a wholly-owned subsidiary of Danaher, with Danaher owning all of the Common Stock.

Danaher is required to pay $53.00 per share, without interest, in cash in exchange for each share of the Common Stock, and the amounts described above with respect to outstanding options (other than Rollover Options) and outstanding RSUs (other than Rollover RSUs), for an aggregate total purchase price (net of acquired cash) of approximately $4 billion. The transaction was funded from cash on hand and the proceeds from the issuance of debt.

The information set forth in the Introductory Note and Items 1.01, 2.04 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of Cepheid immediately following the Effective Time. In connection therewith, the following members of Cepheid’s board of directors resigned pursuant to the Merger Agreement at the Effective Time: John L. Bishop, Cristina H. Kepner, Thomas D. Brown, Robert J. Easton, Thomas L. Gutshall, Wayne G. Paterson, David H. Persing, Hollings C. Renton, and Glenn D. Steele, Jr. These resignations were not a result of any disagreement between Cepheid and any of such directors on any matter relating to Cepheid’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, each of the articles of incorporation of Cepheid and the bylaws of Cepheid was amended and restated in its entirety. Copies of the Sixth Amended and Restated Articles of Incorporation of Cepheid and the Amended and Restated Bylaws of Cepheid are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders held on November 4, 2016, the shareholders of Cepheid voted on the proposals set forth below. The proposals are described in detail in Cepheid’s proxy statement for the special meeting. The final results regarding each proposal are set forth below.

Proposal No. 1: To approve the Merger Agreement, the Merger and the principal terms thereof:

Votes For	Against	Abstain	Broker Non-Votes
59,093,265	61,380	17,016	—

Proposal No. 2: To approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise related to the Merger as disclosed in Cepheid’s Definitive Proxy Statement filed with the SEC on October 7, 2016 pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures:

Votes For	Against	Abstain	Broker Non-Votes
41,809,489	17,190,680	171,492	—

Proposal No. 3: To approve the adjournment of the special meeting if necessary or appropriate in the view of the Cepheid board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement, the Merger and the principal terms thereof.

Adjournment of the special meeting was not necessary or appropriate because there was a quorum present and there were sufficient votes at the time for the special meeting to approve the Merger Agreement, the Merger and the principal terms thereof. Accordingly, no vote was taken for this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated September 2, 2016, by and among Cepheid, Danaher Corporation and Copper Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on September 6, 2016).

3.1	Sixth Amended and Restated Articles of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture, dated February 10, 2014, by and between Cepheid and Wells Fargo, National Association, as trustee (incorporated by reference to Exhibit 4.01 of the Current Report on Form 8-K filed on February 10, 2014).

4.2	First Supplemental Indenture, dated November 4, 2016, by and between Cepheid and Wells Fargo, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: November 7, 2016	By:	/S/ Dan Madden
		Name:	Dan Madden
		Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated September 2, 2016, by and among Cepheid, Danaher Corporation and Copper Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on September 6, 2016).

3.1	Sixth Amended and Restated Articles of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture, dated February 10, 2014, by and between Cepheid and Wells Fargo, National Association, as trustee (incorporated by reference to Exhibit 4.01 of the Current Report on Form 8-K filed on February 10, 2014).

4.2	First Supplemental Indenture, dated November 4, 2016, by and between Cepheid and Wells Fargo, National Association, as trustee.